UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 6, 2016

Southside Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 S. Beckham, Tyler, Texas		75701
(Address of principal executive offices)		(Zip Code)

(903) 531-7111

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2016, Southside Bancshares, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. (the “Underwriter”) to issue and sell 1,900,000 shares of the Company’s common stock, $1.25 par value per share (“Common Stock”), at a public offering price of $36.50 per share in an underwritten public offering (the “Offering”). As part of the Offering, the Company granted the Underwriter a 30-day option to purchase up to an additional 285,000 shares of Common Stock at the public offering price less the underwriting discount (the “Over-Allotment Option”). The Underwriter elected to exercise the Over-Allotment Option in full on December 7, 2016. The Offering was completed on December 9, 2016 pursuant to the terms of the Underwriting Agreement. The underwriting discounts and commissions were $1.6425 per share sold in the Offering. The net proceeds of the Offering, after underwriting discounts and estimated expenses, and with the Underwriter’s exercise of the Over-Allotment Option, were approximately $75.9 million.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, customary conditions to closing, obligations of the parties and termination provisions. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Pursuant to the Underwriting Agreement, directors and certain executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The offer and sale of shares of Common Stock sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-213580) dated September 12, 2016. The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated December 6, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 6, 2016, by and between the Company and Keefe, Bruyette & Woods, Inc.

5.1	Opinion of Alston & Bird LLP regarding the legality of the Common Stock.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1 filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Southside Bancshares, Inc.

	By:	/s/ Julie N. Shamburger
Julie N. Shamburger, CPA
Executive Vice President and Chief Financial Officer

Dated: December 12, 2016

EXHIBIT LIST

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 6, 2016, by and between the Company and Keefe, Bruyette & Woods, Inc.

5.1	Opinion of Alston & Bird LLP regarding the legality of the Common Stock.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1 filed herewith).